Exhibit 99.2 A P O L L O G L O B A L M A N A G E M E N T Apollo Global Management, Inc. First Quarter 2020 Earnings May 1, 2020

Apollo 1Q'20 Financial Results Highlights • Net Loss of $2.3 billion GAAP Results • Net Loss Attributable to Apollo Global Management, Inc. Class A Common Stockholders of $1.0 billion ($4.47/ share) ($ in millions, except per share data) 1Q'20 Per Share LTM Per Share • Distributable Earnings (“DE”) $165.1 $0.37 $1,073.3 $2.57 Financial • Fee Related Earnings (“FRE”) $228.1 $0.52 $920.5 $2.21 Measures ($ in millions, except per share data) 1Q'20 Per YTD'2 Per & Dividend • Net Performance Fee Receivable of $31.3 million ($0.07 per share) and Net Clawback Payable of $577.3 million Share 0 Share ($1.31 per share) as of 1Q'20 • Net Income - N/A - N/A $2,25 $2,252. • Declared 1Q'20 dividend of $0.42 per share of Class A Common Stock and equivalent (payout ratio of 114%), • Net Income Attributable to Apollo Global - - - -$4.47 bringing LTM dividends to $2.31 per share of Class A Common Stock (payout ratio of 90%) Management, Inc. Class A Common Stockholders $1,00 $4.47 $1,005. 5.4 4 • Total Assets Under Management (“AUM”) of $315.5 billion Assets Under • Fee-Generating AUM (“FGAUM”) of $241.7 billion Management • Performance Fee-Eligible AUM (“PFEAUM”) of $124.8 billion • Dry powder of $40.5 billion available for investment • Inflows: $7.3 billion of capital inflows ($37.8 billion LTM) Business • Deployment: $5.2 billion invested ($17.2 billion LTM) Drivers • Realizations: $2.0 billion of capital returned to investors ($11.7 billion LTM) Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 31 to 34. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 27 to 30. Effective September 5, 2019, Apollo Global Management, Inc. converted from a Delaware limited liability company named Apollo Global Management, LLC to a Delaware corporation named Apollo Global Management, Inc. (the “Conversion”). “LTM” as used throughout this presentation refers to the twelve months ended March 31, 2020, unless the context otherwise provides. LTM Per share amounts represent the sum of the last four quarters. 1

1Q’20 Developments The pandemic resulting from the novel coronavirus (“COVID-19”) and the actions taken in response have caused severe disruption to the global economy and financial markets. In line with public equity and credit indices, we have experienced significant unrealized mark-to-market losses in our underlying funds. Our management fee base is relatively insensitive to mark-to-market losses based on the nature of many fee arrangements; organic growth in our insurance platform and significant deployment in the quarter largely offset any mark-to-market impact. Share Repurchase Activity - 1Q’16 through 3Q’195 Supplemental Details Inception to We have been investing through this period of market dislocation with gross purchases of $41 billion across the platform ($ and share amounts in millions) Date during the quarter. A/A Open Market Share Repurchases 8.5 Rated by S&P and Fitch However, the impact of the pandemic resulted in net GAAP unrealized losses of $1.1 billion from the reversal of previously earned performance allocations and GAAP unrealized losses of $0.2 billion from mark-to-market adjustments in our Reduction of Shares Issued to Participants6 8.6 general partner investments in the funds we manage. $750 million Total Shares Purchased 17.1 Undrawn Revolving Credit Facility (Expiring in 2023) On February 28, 2020, we closed our strategic transaction with Athene. In connection with the transaction, we: Total Capital Used for Share Purchases $484 Share Repurchase Plan Authorization7 $436 • issued approximately 29 million Apollo Operating Group units, which increased our DE share count by approximately $1.5 billion 7%; 8 Cash and cash equivalents and • acquired approximately 36 million additional shares of Athene Holding; and Average Price Paid Per Share $28.33 U.S. Treasury securities • agreed to lock-up all shares of Athene Holding for 3 years, which requires a mark-to-market discount due to a lack of marketability (“DLOM”). We recorded GAAP unrealized mark-to-market losses from our investment in Athene Holding of $1.3 billion from the combined impact of COVID-19 related market dislocation and the DLOM. 2

GAAP Consolidated Statements of Operations (Unaudited)

Net Loss was ($2.3) billion for the quarter ended March 31, 2020; Net Loss Attributable to Apollo Global Management, Inc. Class A Common Stockholders was ($1.0) billion for the quarter ended March 31, 2020

($ in thousands, except share data)	1Q'19	4Q'19	1Q'20
Revenues:			
Management fees	$380,026	$413,026	$396,604
Advisory and transaction fees, net	19,569	56,511	36,963
Investment income (loss):			
Performance allocations	251,497	374,677	(1,734,323)
Principal investment income (loss)	26,025	67,507	(187,849)
Total investment income (loss)	277,522	442,184	(1,922,172)
Incentive fees	660	3,051	19,519
Total Revenues	**677,777**	**914,772**	**(1,469,086)**
Expenses:			
Compensation and benefits:			
Salary, bonus and benefits	119,163	144,986	139,269
Equity-based compensation	45,077	57,244	52,122
Profit sharing expense	123,447	276,591	(635,998)
Total compensation and benefits	287,687	478,821	(444,607)
Interest expense	19,108	28,126	31,242
General, administrative and other	71,662	91,528	84,522
Placement fees	(440)	891	409
Total Expenses	**378,017**	**599,366**	**(328,434)**
Other Income (Loss):			
Net gains (losses) from investment activities	18,829	94,055	(1,264,551)
Net gains (losses) from investment activities of consolidated variable interest entities	9,466	15,183	(134,731)
Interest income	7,076	9,584	7,934
Other income (loss), net	90	(9,856)	(16,507)
Total Other Income (Loss)	**35,461**	**108,966**	**(1,407,855)**
Income (loss) before income tax (provision) benefit	335,221	424,372	(2,548,507)
Income tax (provision) benefit	(19,654)	(66,351)	295,853
Net Income (Loss)	**315,567**	**358,021**	**(2,252,654)**
Net (income) loss attributable to Non-Controlling Interests	(166,510)	(191,978)	1,256,436
Net Income (Loss) Attributable to Apollo Global Management, Inc.	**149,057**	**166,043**	**(996,218)**
Series A Preferred Stock Dividends	(4,383)	(4,383)	(4,383)
Series B Preferred Stock Dividends	(4,781)	(4,781)	(4,781)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$139,893**	**$156,879**	**($1,005,382)**
Net Income (Loss) Per Share of Class A Common Stock:			
Net Income (Loss) Available to Class A Common Stock – Basic	$0.67	$0.68	($4.47)
Net Income (Loss) Available to Class A Common Stock – Diluted	$0.67	$0.68	($4.47)
Weighted Average Number of Class A Common Stock Outstanding – Basic	200,832,323	221,863,632	226,757,519
Weighted Average Number of Class A Common Stock Outstanding – Diluted	200,832,323	221,863,632	226,757,519

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Total Segments

($ in thousands, except per share data)	1Q'19	4Q'19	1Q'20	1Q'19 LTM	1Q'20 LTM
Management fees	$358,623	$387,764	$382,368	$1,369,108	$1,514,815
Advisory and transaction fees, net	19,060	56,206	36,732	117,633	140,562
Performance fees[1]	661	4,739	2,404	23,776	22,853
Total Fee Related Revenues	**378,344**	**448,709**	**421,504**	**1,510,517**	**1,678,230**
Salary, bonus and benefits	(105,725)	(130,463)	(124,021)	(414,156)	(481,612)
General, administrative and other	(63,033)	(76,075)	(68,353)	(247,949)	(278,324)
Placement fees	440	(494)	(413)	(1,355)	(1,938)
Total Fee Related Expenses	**(168,318)**	**(207,032)**	**(192,787)**	**(663,460)**	**(761,874)**
Other income (loss), net of Non-Controlling Interest	(270)	(542)	(661)	1,039	4,146
Fee Related Earnings	**$209,756**	**$241,135**	**$228,056**	**$848,096**	**$920,502**
Per share[2]	$0.51	$0.59	$0.52	$2.06	$2.21
Realized performance fees	63,789	437,548	65,746	321,675	604,063
Realized profit sharing expense	(41,139)	(211,984)	(65,746)	(203,121)	(314,859)
Net Realized Performance Fees	**22,650**	**225,564**	**—**	**118,554**	**289,204**
Realized principal investment income, net[3]	11,436	28,606	5,583	57,754	59,844
Net interest loss and other	(12,692)	(19,369)	(37,134)	(43,939)	(89,768)
Segment Distributable Earnings	**$231,150**	**$475,936**	**$196,505**	**$980,465**	**$1,179,782**
Taxes and related payables	(14,636)	(11,891)	(22,193)	(47,653)	(69,857)
Preferred dividends	(9,164)	(9,164)	(9,164)	(36,443)	(36,656)
Distributable Earnings	**$207,350**	**$454,881**	**$165,148**	**$896,369**	**$1,073,269**
Per share[2]	$0.50	$1.10	$0.37	$2.16	$2.57
Net dividend per share[2]	$0.46	$0.89	$0.42	$1.91	$2.31
Payout ratio	92%	81%	114%	88%	90%

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings LP ("Redding Ridge Holdings"), an affiliate of Redding Ridge, and MidCap.
2. Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total shares of Class A Common Stock outstanding, Apollo Operating Group Units and RSUs that participate in dividends. LTM Per share amounts represent the sum of the last four quarters. See page 23 for details regarding the stockholder dividend and page 28 for the share reconciliation.
3. Realized principal investment income, net includes dividends from our permanent capital vehicles, net of amounts to be distributed to certain employees as part of a dividend compensation program.

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Fee Related Earnings Rollforward FRE increased 9% year-over-year on management fee growth but declined 5% quarter-over-quarter due principally to lower advisory and transaction fees. FRE margin remained flat quarter-over-quarter. Per share FRE was impacted by dilution related to the Athene strategic transaction, which closed during the quarter. Quarterly Trailing FRE FRE Bridge ($ in millions) 1 FRE Margin Advisory & Share Transaction 2 Fees Mgmt Performance Dilution Fees $238.5 $241.1 Fees $8 $— $228.1 $6 $212.8 $209.8 ($2) ($20) Non-Comp ($5) Comp 58% 54% 55% • 54% 53% 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 Per $0.51 $0.58 $0.52 $0.59 $(0.04) $(0.01) $0.01 $0.02 $(0.01) $(0.04) $0.52 Share “NM” as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides. 1. FRE Margin is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, transaction and advisory fees and certain performance fees), as well as other income attributable to FRE. 2. Represents the issuance of 29.2 million Apollo Operating Group Units to Athene Holding as part of a strategic transaction that closed during the first quarter of 2020. 5

Distributable Earnings and Dividend

DE decreased quarter-over-quarter, primarily due to lower performance fees in the quarter



Distributable Earnings per Share[1]
$0.50
$0.56
$0.54
$1.10
$0.37
1Q'19
2Q'19
3Q'19
4Q'19
1Q'20



Dividend per Share[1]
$0.46
$0.50
$0.50
$0.89
$0.42
$0.40 Minimum Quarterly Dividend
1Q'19
2Q'19
3Q'19
4Q'19
1Q'20

1. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. The declaration and payment of any dividends are at the sole discretion of the executive committee of AGM Inc.'s board of directors, which may change the policy at any time, including, without limitation, to eliminate the dividend entirely.

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Assets Under Management Total AUM decreased to $315.5 billion during the quarter, principally from unrealized market losses arising from Total AUM increased (5)% quarter-over- the COVID-19 pandemic, offset in part by fundraising quarter and 4% year-over-year to $315.5 billion driven by $7.3 billion of inflows, Gross Inflows were $7.3 billion during the quarter and $37.8 billion over the twelve months ended March 31, offset by $1.1 billion of outflows 2020 Fee-Generating AUM increased (2)% As of the end of the quarter, we had $40.5 billion of dry powder, of which $19.2 billion is dry powder with future quarter-over-quarter to $241.7 billion, management fee potential driven by $8.3 billion of inflows, offset by Total AUM Fee-Generating AUM ($ in billions) ($ in billions) $1.8 billion of outflows $331.1 $315.5 $315.5 $246.4 $303.0 $38.8 $241.7 $241.7 $38.1 $38.1 $228.3 $32.0 $29.7 $29.4 $29.4 CAGR $25.0 $76.8 14% CAGR $67.7 $67.7 $43.8 $44.0 13% $44.0 $77.3 $46.4 $163.0 $131.3 $18.7 $14.2 $33.9 $48.2 $215.5 $209.7 $209.7 $172.9 $168.3 $168.3 $193.7 $156.9 $96.1 $83.2 1Q'19 4Q'19 1Q'20 1Q'15 1Q'20 1Q'19 4Q'19 1Q'20 1Q'15 1Q'20 Credit Private Equity Real Assets Credit Private Equity Real Assets 1. Total AUM includes $6.3 billion of AUM related to Redding Ridge which is excluded from fee-generating AUM as Apollo earns fees based on net equity. 7

Performance Fee Assets Under Management Performance Fee-Generating AUM decreased to $22.8 billion during the quarter as unrealized mark-to-market Total Performance Fee Eligible impacts arising from the COVID-19 pandemic brought funds below their preferred return or hurdle rate AUM increased to $124.8 billion, up 3% quarter-over-quarter after a broad recovery in credit markets Performance Fee-Eligible AUM Performance Fee-Generating AUM from the previous quarter, and strong performance in our Credit ($ in billions) ($ in billions) segment $132.5 $129.2 $10.4 $124.8 $124.8 $9.4 $9.8 $9.8 $66.6 $5.2 $60.8 $2.6 $61.1 $62.8 $53.7 $53.7 $77.9 $22.9 $23.2 $6.2 $34.3 $40.5 $3.5 $22.8 $13.7 $22.8 $3.7 $3.7 $38.5 $57.0 $61.0 $61.3 $61.3 $35.0 $2.2 $2.2 $31.2 $16.9 $17.1 $16.9 1Q'19 4Q'19 1Q'20 1Q'15 1Q'20 1Q'19 4Q'19 1Q'20 1Q'15 1Q'20 Credit Private Equity Real Assets Credit Private Equity Real Assets 8

Total AUM & Fee-Generating AUM

Total AUM Rollforward[1]

($ in millions)	Credit[4]	Private Equity	Real Assets	Total
4Q'19	**$215,530**	**$76,788**	**$38,787**	**$331,105**
Inflows[2]	6,269	481	507	7,257
Outflows[3]	(838)	(10)	(234)	(1,082)
Net Flows	**5,431**	**471**	**273**	**6,175**
Realizations	(512)	(1,168)	(365)	(2,045)
Market Activity[2]	(10,704)	(8,422)	(598)	(19,724)
1Q'20	**$209,745**	**$67,669**	**$38,097**	**$315,511**
QoQ Change	**(3%)**	**(12%)**	**(2%)**	**(5%)**

Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
4Q'19	**$172,893**	**$43,826**	**$29,727**	**$246,446**
Inflows[2]	7,511	617	191	8,319
Outflows[3]	(1,342)	(46)	(398)	(1,786)
Net Flows	**6,169**	**571**	**(207)**	**6,533**
Realizations	(396)	(343)	(68)	(807)
Market Activity[2]	(10,404)	(78)	(40)	(10,522)
1Q'20	**$168,262**	**$43,976**	**$29,412**	**$241,650**
QoQ Change	**(3%)**	**—%**	**(1%)**	**(2%)**

LTM Total AUM Rollforward[1]

($ in millions)	Credit[4]	Private Equity	Real Assets	Total
1Q'19	**$193,669**	**$77,325**	**$32,000**	**$302,994**
Inflows[2]	28,089	2,166	7,584	37,839
Outflows[3]	(9,418)	(140)	(406)	(9,964)
Net Flows	**18,671**	**2,026**	**7,178**	**27,875**
Realizations	(2,389)	(7,272)	(2,088)	(11,749)
Market Activity[2]	(206)	(4,410)	1,007	(3,609)
1Q'20	**$209,745**	**$67,669**	**$38,097**	**$315,511**
YoY Change	**8%**	**(12%)**	**19%**	**4%**

LTM Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
1Q'19	**$156,860**	**$46,372**	**$25,033**	**$228,265**
Inflows[2]	25,086	2,159	5,809	33,054
Outflows[3]	(11,841)	(2,774)	(1,150)	(15,765)
Net Flows	**13,245**	**(615)**	**4,659**	**17,289**
Realizations	(1,148)	(1,887)	(575)	(3,610)
Market Activity[2]	(695)	106	295	(294)
1Q'20	**$168,262**	**$43,976**	**$29,412**	**$241,650**
YoY Change	**7%**	**(5%)**	**17%**	**6%**

1. Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2. Effective 1Q'20, market activity includes mark-to-market changes and investment income of Athene, which had previously been reported as inflows.
3. Included in the 1Q'20 outflows for both Total AUM and FGAUM are $0.4 billion of redemptions. Included in the LTM outflows for both Total AUM and FGAUM are $2.9 billion of redemptions.
4. As of 1Q'20, Credit AUM includes $20.5 billion of CLOs, $12.1 billion of which Apollo earns fees based on gross assets and $7.9 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value.

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Capital Deployment, Dry Powder & Performance Fee-Eligible AUM

Dry Powder Composition

($ in billions)


Credit
$6.2
Real Assets
$5.1
Other PE
$7.1
$2.4
Fund VIII
$41 billion
$19.7
Fund IX
Private Equity $29.2

Capital Deployment[1]

($ in billions)


1Q'20
Real Assets
$0.1
Credit
$1.7
$5 billion
$3.4
Private Equity


LTM
Real Assets
$2.1
Credit
$17 billion
$8.4
$6.6
Private Equity

Performance Fee-Eligible AUM

($ in billions)


Uninvested Performance Fee-Eligible AUM
$40.6
$22.8
Currently Generating Performance Fees
$125 billion
$61.3
Not Currently Generating Performance Fees

Strategy / Fund	Invested AUM Not Currently Generating Performance Fees	Investment Period Active >24 Months[2]	Appreciation Required to Achieve Performance Fees[3,4]
Corporate Credit	$22.3	$19.8	10%
Structured Credit	3.5	3.2	37%
Direct Origination	4.4	4.3	4%
Advisory and Other	5.8	5.8	12%
Credit	**36.0**	**33.1**	**12%**
Fund VIII	11.6	11.6	2%
ANRP II	1.4	1.4	26%
Hybrid Capital	3.6	2.0	>100%
Other PE	7.5	2.2	44%
Private Equity[5]	**24.1**	**17.2**	**21%**
Real Assets	**1.2**	**0.9**	**> 250bps**
Total	**$61.3**	**$51.2**	

1. Reflects capital deployment activity from commitment based funds and accounts that have a defined maturity date. 2. Represents invested AUM not currently generating performance fees for funds that have been investing capital for more than 24 months as of March 31, 2020. 3. Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate performance fees for funds with an investment period greater than 24 months. Funds with an investment period less than 24 months are "N/A" 4. All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve performance fees presented above. Appreciation required to achieve performance fees may vary by individual investor. 5. The private equity funds disclosed in the table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

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Permanent Capital Vehicles, Athene, and Athora Permanent Capital AUM Supplemental Information Supplemental Information ($ in billions) $162 ($ in billions) 4Q'19 1Q'20 ($ in billions) 1Q'20 $136 Athene3 $130.3 $124.5 Athene $124.5 Athora 13.9 15.5 Athora 15.5 $87 $72 MidCap 9.0 9.2 MidCap 9.2 51% 47% 49% 45% ARI1 6.7 7.2 ARI 7.2 $25 AINV/Other2 5.1 5.0 AINV/Other1 5.0 22% AFT/AIF 0.7 0.6 AFT/AIF 0.6 2012 2014 2016 2018 1Q'20 Permanent CapitalPer iAUMod Ending % of Total AUM Total AUM in Permanent Capital Vehicles $165.7 $162.0 Total AUM in Permanent Capital Vehicles $162.0 Fee Related Revenue from Permanent Capital Athene and Athora AUM Athene and Athora AUM ($ in billions) 4Q'19 1Q'20 ($ in billions) 1Q'20 ($ in millions) $189 $190 2 $184 Athene3 $130.3 $124.5 Athene $124.5 $175 Core Assets 32.3 29.0 Core Assets 29.0 $167 Core Plus Assets 30.1 29.7 Core Plus Assets 29.7 Yield Assets 48.6 44.3 Yield Assets 44.3 High Alpha 5.1 5.4 High Alpha 5.4 Cash, Treasuries, Equities and Alternatives 14.2 16.1 Cash, Treasuries, Equities and Alternatives 16.1 Athora $13.9 $15.5 Athora $15.5 Non-Sub-Advised 10.0 11.6 Non-Sub-Advised 11.6 Sub-Advised 3.9 3.9 Sub-Advised 3.9 1Q’19 2Q’19 3Q’19 4Q’19 1Q’20 Total Athene and Athora AUM $144.2 $140.0 Total Athene and Athora AUM $140.0 1. Amounts are as of December 31, 2019. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this presentation. 2. Amounts are as of December 31, 2019. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.8 billion of AUM related to a non-traded business development company. 3. Includes $10.1 billion of gross assets related to ACRA Re Ltd. and $2.4 billion of unfunded commitments related to Apollo/Athene Dedicated Investment Program (“ADIP”). 11

Net Performance Fee Receivable Rollforward & Net Clawback Payable

Combined, net performance fee receivable and net clawback payable decreased from $1.61 per share to ($1.24) per share as previously performance-fee generating funds dropped below their hurdle rates due to COVID-19-related market volatility



Net Performance Fee Receivable[1]
Net Clawback Payable[2]
(Per Share)
$1.29
$1.55
$1.93
$1.85
Net Performance Fees/Other[4]
($1.65)
Net Realized Performance Fees
($0.01)
Share Dilution[3]
$(0.12)
$0.07
($0.24)
($1.31)
1Q'19
2Q'19
3Q'19
4Q'19
1Q'20
4Q'19
1Q'20
($ in millions)
$533
$637
$795
$762
($729)
($2)
$—
$31
($101)
($577)

Note: All per share figures calculated using Distributable Earnings Shares Outstanding.

1. Net Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments.
2. As of March 31, 2020, certain funds had $965.4 million in general partner obligations to return previously distributed performance fees offset, in part, by $388.1 million in clawbacks from Contributing Partners and certain employees and former employees for the potential return of profit sharing distributions. These general partner obligations and potential return of profit sharing distributions are included in due to related parties and due from related parties, respectively, on the consolidated statements of financial condition.
3. Represents the issuance of 29.2 million Apollo Operating Group Units to Athene Holding as part of a strategic transaction that closed during the first quarter of 2020.
4. Net Performance Fees/Other includes (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction-related charges, and excludes general partner obligations to return previously distributed performance fees.

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Segment Highlights

Credit (2.0%) / 2.2% • AUM increased (3%) quarter-over-quarter and 8% year-over-year to $210 billion and includes approximately Commentary Advisory and $135 billion from Permanent Capital Vehicles ($ in billions) 1Q'20 / LTM • Total AUM decreased 3% quarter-over-quarter to $210 billion, primarily driven by market activity, partially offset by inflows Other Credit Gross Return1 Direct • Generated inflows of $6 billion during the quarter, driven by Athora’s acquisition of Generali Belgium, which • Fee-generating inflows of $7.5 billion during the quarter and $25.1 billion during the twelve months ended March 31, 2020; $32.1 added approximately $6.5 billion of assets to Apollo’s Credit business AUM, organic growth from Athene organic fee-generating inflows of $6.4 billion during the quarter driven by deployment and subscriptions into our corporate Origination credit, structured credit and direct origination funds and the addition of Aspen Insurance Holdings Limited to our European advisory platform $24.5 $3.4bn / $8.4bn 2 • Full year FRE increased 16% year-over-year, driven by growth in management fees from permanent capital vehicles and $210bn • Capital deployment of $3.4 billion for the quarter driven by fund investments in structured credit, longevity $105.6 1Q'20 / LTM fundraising AUM 2 assets, and opportunistic investments in the consumer discretionary, utilities, communication services, and Deployment industrials sectors • Capital deployment2 from commitment-based funds of $3.4 billion for the quarter driven by opportunistic investments $47.5 Corporate Structured primarily in corporate credit, as well as structured credit, direct lending, longevity assets and reinsurance transactions Credit • Credit 1Q'20 gross returns1 of (8.1)% for Corporate Credit, (14.8)% for Structured Credit and (4.5)% for Direct Credit Origination, respectively, resulting from positive returns across fund categories • In April 2020, Athora completed the closing of the transaction to acquire VIVAT N.V. (“VIVAT”) from Anbang Group Holdings $180.2 billion Co Limited. VIVAT is now part of Athora’s European group of life insurance companies. The transaction is expected to add $135.5bn from Total AUM up 8% YoY $45 billion of AUM to the Athora platform Permanent Capital Vehicles Financial Results Summary % Change % Change Corporate Credit4 Corporate Credit4 $7.5bn ($ in thousands) 1Q'19 1Q'20 vs. 1Q'19 1Q'19 LTM 1Q'20 LTM vs. LTM’19 (8.1)% / (2.2)% (8.1)% / (8.1)% 1Q'19 Fee-Generating inflows Management fees $182,742 $208,229 14% $675,358 $804,753 19% Advisory and transaction fees, net 2,848 15,267 436% 9,525 56,535 494% Structured Credit Structured Credit Performance fees3 661 2,404 264% 23,776 22,853 (4%) (14.8)% / (7.6)% (14.8)% / (14.8)% Total Fee Related Revenues 186,251 225,900 21% 708,659 884,141 25% $25.1bn Salary, bonus and benefits (44,304) (57,008) 29% (177,931) (208,847) 17% Direct Origination Direct Origination LTM Fee-Generating inflows Non-compensation expenses (27,191) (35,679) 31% (121,127) (140,424) 16% (4.5)% / 4.1% (4.5)% / (4.5)% Total Fee Related Expenses (71,495) (92,687) 30% (299,058) (349,271) 17% 1Q'20 / YTD'20 Other income (loss), net of NCI (404) (663) 64% (2,483) (205) NM 1Q'20 / LTM Credit Gross Return1 Credit Gross Return1 Fee Related Earnings $114,352 $132,550 16% $407,118 $534,665 31% $209.7bn Realized performance fees 3,327 25,861 NM 45,352 192,145 324% Realized profit sharing expense (3,518) (25,557) NM (36,763) (115,714) 215% $6.4bn / $18.6bn $6.2bn / $6.2bn Total AUM up (3)% QoQ Realized principal investment income, net 3,049 1,374 (55)% 17,968 7,089 (61)% 1Q'20 / LTM 1Q'20 / YTD'20 Net interest loss and other (4,386) (17,114) 290% (14,487) (34,725) 140% Fee-generating inflows Fee-Generating inflows Segment Distributable Earnings $112,824 $117,114 4% $419,188 $583,460 39% (excludes acquisitions) (excludes acquisitions) 1. Represents Gross Return as defined in the non-GAAP financial information and definitions section of this presentation. The 1Q'20 Net Returns for corporate credit, structured credit and direct origination were (8.3)%, (14.7)% and (4.8)%, respectively. The LTM Net 1. Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation. The 1Q'20 net returns for Corporate Credit, Structured Credit and Direct Origination were (8.3)%, (14.7)% and Returns for corporate credit, structured credit and direct origination were (3.0)%, (8.8)% and 0.6%, respectively. 2. Reflects capital deployment activity from commitment-based funds and strategic investment accounts (“SIAs”) that have a defined maturity date. 3. Represents (4.8)%, respectively. The YTD'20 net returns for Corporate Credit, Structured Credit and Direct Origination were (8.3)%, (14.7)% and (4.8)%, respectively. 2. Reflects capital deployment activity from commitment-based funds and strategic certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap. 4. CLOs are included within corporate credit. The 1Q'20 and LTM gross returns for CLOs were (10.8)% and (6.6)%, respectively. CLO returns are calculated based investment accounts (“SIAs”) that have a defined maturity date. 3. Represents certain performance fees from business development companies and Redding Ridge Holdings. 4. CLOs are included within Corporate Credit. The 1Q'20 and on gross return on assets and exclude performance related to Redding Ridge. YTD'20 gross returns for CLOs were (10.8)% and (6.6)%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge. 14 $3.4bn / $8.4bn 1Q'20 / LTM Deployment2

Private Equity Commentary • Total AUM decreased 12% quarter-over-quarter to $68 billion, primarily driven by market activity and Natural Resources realizations ($ in billions) Hybrid • Realization activity primarily driven by distributions related to OneMain Financial, a minority sale and dividend Capital $4.6 related to Outerwall and share sales of Watches of Switzerland $8.6 • Deployed $1.7 billion and committed to invest an additional $1.3 billion during the quarter; total committed 1 $68bn but not yet deployed capital at quarter end was $4.7 billion (excluding co-investments) of which $1.2 billion AUM related to energy asset build-ups expected to be deployed over time • At quarter-end, Fund IX was 36% committed or deployed4 $54.5 Private Equity • Private equity fund depreciation during the quarter of (21.6%)2, driven by markdowns across public and private portfolio company holdings, including some impact from our energy holdings $1.5bn from Permanent Capital Vehicles Financial Results Summary % Change % Change ($ in thousands) 1Q'19 1Q'20 vs. 1Q'19 1Q'19 LTM 1Q'20 LTM vs. LTM’19 (21.6%) / (13.4%) (21.6%) / (18.5%) Management fees $130,496 $125,268 (4)% $525,401 $517,966 (1)% 1Q'20 / LTM 2 1Q'20 / YTD'20 Advisory and transaction fees, net 16,136 20,343 26% 95,083 75,531 (21%) Private Equity Fund Depreciation Private Equity Fund Total Fee Related Revenues 146,632 145,611 (1%) 620,484 593,497 (4%) Appreciation (Depreciation)1 Salary, bonus and benefits (43,233) (42,480) (2%) (163,020) (183,650) 13% Non-compensation expenses (25,727) (22,101) (14%) (87,728) (96,284) 10% Public Investments3 Total Fee Related Expenses (68,960) (64,581) (6%) (250,748) (279,934) 12% $1.7bn / $1.7bn Other income, net 196 23 (88%) 1,810 4,133 128% Shares Held (mm) 1Q'20 / YTD'20 ADT Security Services (NYSE: ADT) Fee Related Earnings $77,868 $81,053 4% $371,546 $317,696 (14)% Deployment Realized performance fees 60,456 1,143 (98)% 226,762 369,839 63% Fund VIII 282.3 Verallia (EPA: VRLA) Realized profit sharing expense (37,727) (1,447) (96)% (136,158) (158,860) 17% Fund VIII 65.5 Realized principal investment income, net 8,088 542 (93)% 32,908 46,236 41% OneMain (NYSE: OMF) $81.1mm Net interest loss and other (6,133) (15,674) 156% (20,858) (41,345) 98% Fund VIII 26.5 Segment Distributable Earnings $102,552 $65,617 (36)% $474,200 $533,566 13% Total FRE up 4% YoY 1. Represents capital committed to investments as of March 31, 2020 by Apollo’s private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. 2. Represents private equity fund depreciation as defined in the non-GAAP financial information and definitions section of this presentation. 3. Excludes shares of Athene Holding. The table above includes the public portfolio companies of the funds in the private equity segment with a fair value greater than $250 million, excluding the value associated with any portion of such private equity funds' portfolio company investments held by co-investment vehicles. Approximately 13% of private equity investments’ value was determined using broker or listed exchange prices. 4. Represents capital actually invested, committed to invest, reserved to cover existing fund obligations, or used for fees and expenses, divided by aggregate committed capital. $1.7bn$67.7bn / $6.6bn 1Q'20Total /AUM LTM Deployment 15

Real Assets Commentary Infrastructure ($ in billions) • Total AUM decreased 2% quarter-over-quarter to $38 billion driven by market activity Principal $2.4 Finance $6.7 • Realizations of $0.4 billion during the quarter primarily due to the sale of a European logistics portfolio within EPF III and the refinancing of an asset within US RE Fund II $38bn • FRE decreased by 18% year-over-year driven by higher compensation costs AUM • Realized performance fees in the quarter relating to EPF III and US RE Fund II $29.0 Real Estate • Real assets gross return of (6.5%) during the quarter ended March 31, 2020 primarily driven by depreciation in our principal finance, Asia and U.S. real estate funds $25.0bn from Permanent Capital Vehicles Financial Results Summary % Change % Change (6.5%) / 8.9% ($ in thousands) 1Q'19 1Q'20 vs. 1Q'19 1Q'19 LTM 1Q'20 LTM vs. LTM’19 (6.5%) / 8.9% Management fees $45,385 $48,871 8% $168,349 $192,096 14% 1Q'20 / LTM 1Q'20 / YTD'20 Advisory and transaction fees, net 76 1,122 NM 13,025 8,496 (35%) Combined Combined Gross Return1 1 Total Fee Related Revenues 45,461 49,993 10% 181,374 200,592 11% Gross Return Salary, bonus and benefits (18,188) (24,533) 35% (73,205) (89,115) 22% Non-compensation expenses (9,675) (10,986) 14% (40,449) (43,554) 8% $0.2bn / $5.8bn $0.2bn / $0.2bn Total Fee Related Expenses (27,863) (35,519) 27% (113,654) (132,669) 17% Other income, net of NCI (62) (21) (66%) 1,712 218 NM 1Q'20 / LTM 1Q'20 / YTD'20 Fee-generating inflows Fee-Generating inflows Fee Related Earnings $17,536 $14,453 (18)% $69,432 $68,141 (2)% Realized performance fees 6 38,742 NM 49,561 42,079 (15)% Realized profit sharing expense 106 (38,742) NM (30,200) (40,285) 33% Realized principal investment income, net 299 3,667 NM 6,878 6,519 (5)% $38.1bn Net interest loss and other (2,173) (4,346) 100% (8,594) (13,698) 59% Total AUM down (2)% QoQ Segment Distributable Earnings $15,774 $13,774 (13)% $87,077 $62,756 (28)% 1. Represents gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital, Asia Real Estate Fund including co-investment capital, the European principal finance funds and infrastructure equity funds. 16 1. Represents gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital, Asia Real Estate Fund including co-investment capital, the European Principal Finance funds, and Infrastructure Equity. The 1Q'20 and LTM real assets net returns for were (4.7%) and 6.7%, respectively.

Balance Sheet Highlights

GAAP Consolidated Statements of Financial Condition (Unaudited) ($ in thousands, except share data) As of As of March 31, 2020 December 31, 2019 Assets: Cash and cash equivalents $647,784 $1,556,202 Restricted cash 19,764 19,779 U.S. Treasury securities, at fair value 864,749 554,387 Investments (includes performance allocations of $371,707 and $1,507,571 as of March 31, 2020 and December 31, 2019, respectively) 2,504,676 3,609,859 Assets of consolidated variable interest entities 10,239,120 1,300,186 Incentive fees receivable 864 2,414 Due from related parties 644,320 415,069 Deferred tax assets, net 875,598 473,165 Other assets 245,786 326,449 Lease assets 186,225 190,696 Goodwill 93,911 93,911 Total Assets $16,322,797 $8,542,117 Liabilities and Stockholders’ Equity Liabilities: Accounts payable and accrued expenses $100,229 $94,364 Accrued compensation and benefits 66,813 64,393 Deferred revenue 128,087 84,639 Due to related parties 1,339,085 501,387 Profit sharing payable 341,030 758,669 Debt 2,651,232 2,650,600 Liabilities of consolidated variable interest entities 8,436,660 929,719 Other liabilities 60,242 210,740 Lease liabilities 206,721 209,479 Total Liabilities 13,330,099 5,503,990 Stockholders’ Equity: Apollo Global Management, Inc. stockholders’ equity: Series A Preferred Stock, 11,000,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019 264,398 264,398 Series B Preferred Stock, 12,000,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019 289,815 289,815 Class A Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 228,834,099 and 222,994,407 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively — — Class B Common Stock, $0.00001 par value, 999,999,999 shares authorized, 1 share issued and outstanding as of March 31, 2020 and December 31, 2019 — — Class C Common Stock, $0.00001 par value, 1 share authorized, 1 share issued and outstanding as of March 31, 2020 and December 31, 2019 — — Additional paid in capital 1,085,949 1,302,587 Accumulated earnings (deficit) (1,075,323) — Accumulated other comprehensive loss (8,201) (4,578) Total Apollo Global Management, Inc. Stockholders’ Equity 556,638 1,852,222 Non-Controlling Interests in consolidated entities 1,615,945 281,904 Non-Controlling Interests in Apollo Operating Group 820,115 904,001 Total Stockholders’ Equity 2,992,698 3,038,127 Total Liabilities and Stockholders’ Equity $16,322,797 $8,542,117 18

Segment Balance Sheet Highlights On December 10, 2019, Apollo issued $300 million in aggregate principal amount of its 4.95% Fixed-Rate Resettable Subordinated Notes due 2050 During the quarter, the Company repurchased 2.2 million shares of Class A Common Stock in open market transactions Finished the year with an all-time high liquidity of $2.1 billion of cash and cash equivalents and U.S Treasury and net share settled6 1.5 million shares of Class A Common Stock to satisfy associated employee tax obligations for a investments total of $134.2 million as part of the publicly announced share repurchase program7. Long-term debt of $2.7 billion (with maturities in 2024, 2026, 2029, 2039 and 2048) and an undrawn $750 million revolving credit facility (expiring in 2023) Summary Balance Sheet1 Share Repurchase Activity - 1Q’16 through 1Q’205 Supplemental Details Inception to ($ in millions) 1Q'20 ($ and share amounts in millions) Date A/A Cash and cash equivalents $648 Open Market Share Repurchases 8.5 Rated by S&P and Fitch U.S. Treasury securities, at fair value 865 Summary Balance Sheet1 Share Repurchase Activity - 1Q’16 through 3Q’195 Supplemental Details Reduction of Shares Issued to Participants6 8.6 3,4 GP & Other Investments 2,281 ($ in millions) 1Q'20 Inception to $750 million ($ and share amounts in millions) Date Debt (2,651) Total Shares Purchased 17.1 Undrawn Revolving Credit Cash and cash equivalents $648 A/A Open Market Share Repurchases 8.5 Facility (Expiring in 2023) Rated by S&P and Fitch Net performance fees receivable2 31 U.S. Treasury securities, at fair value 865 Total Capital Used for Share Purchases $484 Reduction of Shares Issued to Participants6 8.6 Performance fees receivable 356 Net clawback payable 9 (577) Share Repurchase Plan Authorization $1.5 billion $750 million Remaining 7 $436 Profit sharing payable2 (325) Total Shares Purchased 17.1 Total Net Value $597 Cash and cash equivalents and Undrawn Revolving Credit U.S. Treasury securities 3,4 Facility (Expiring in 2023) 8 GP & Other Investments 2,281 Unfunded Future Commitments $1,067 Average Price Paid Per Share $28.33 Total Capital Used for Share Purchases $484 Total Net Value $3,825 Undrawn Revolving Credit Facility $750 Share Repurchase Plan Authorization7 $436 Debt ($2,651) $1.5 billion 8 Cash and cash equivalents and Unfunded Future Commitments $1,067 Average Price Paid Per Share $28.33 U.S. Treasury securities 1. Amounts are presented on an unconsolidated basis. 2. Net performance fees receivable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Represents Apollo’s general partner investments in the funds it manages and other balance sheet investments. 4. Investment in Athene primarily comprises Apollo’s direct investment of 54.6 million shares (subject to a discount due to a lack of marketability) of Athene Holding valued at $20.68 per share as of March 31, 2020. 5. Since 1Q’16, the Company in its discretion has elected to repurchase 1.8 million shares of Class A Common Stock for $56.0 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the March 2020 repurchase plan described in footnote 7 below and accordingly are not reflected in the above share repurchase activity table. 6. Represents a reduction in shares of Class A Common Stock to be issued to participants to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s equity incentive plan (the “Plan”), which the Company refers to as “net share settlement.” 7. On March 12, 2020, the Company announced a new share repurchase authorization that allows the Company to repurchase up to $500 million of its Class A Common Stock. This new authorization increases the capacity to repurchase shares from $80 million of unused capacity under the previously approved share repurchase plan. The share repurchase plan may be used to repurchase outstanding shares of Class A Common Stock as well as to reduce shares of Class A Common Stock to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. 8. Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. 9. Net clawback payable includes general partner obligations to return previously distributed performance fees offset by clawbacks from Contributing Partners and certain employees and former employees for the potential return of profit sharing distributions. 19

Supplemental Details

Segment Performance Fees

($ in thousands)	As of March 31, 2020 Performance Fees Receivable on an Unconsolidated Basis	1Q'20 Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees
Credit				
Corporate Credit[1]	$37,793	$10,986	$11,982	$22,968
Structured Credit	125,742	(74,237)	13,846	(60,391)
Direct Origination	38,871	(21,766)	2,437	(19,329)
Total Credit	**$202,406**	**($85,017)**	**$28,265**	**($56,752)**
Total Credit, net of profit sharing expense	**(2,891)**	**(47,462)**	**2,708**	**(44,754)**
Private Equity				
Fund VIII[1,2]	$—	($1,257,110)	$—	($1,257,110)
Fund VII[1,2]	97	(157,768)	410	(157,358)
Fund VI[2]	17,584	(78)	532	454
Fund IV and V[1]	—	(104)	—	(104)
ANRP I and II[1,2]	169	(21,602)	227	(21,375)
Other[1,3]	8,719	(114,475)	(26)	(114,501)
Total Private Equity	**$26,569**	**($1,551,137)**	**$1,143**	**($1,549,994)**
Total Private Equity, net of profit sharing expense	**(8,685)**	**(976,461)**	**(304)**	**(976,765)**
Real Assets				
Principal Finance[1]	$93,547	($115,355)	$34,118	($81,237)
U.S. RE Fund I and II[1]	11,754	(13,993)	4,624	(9,369)
Infrastructure Equity Fund	19,750	1,562	—	1,562
Other[1,3]	2,106	(32,686)	—	(32,686)
Total Real Assets	**$127,157**	**($160,472)**	**$38,742**	**($121,730)**
Total Real Assets, net of profit sharing expense	**42,904**	**(95,075)**	**—**	**(95,075)**
Total	**$356,132**	**($1,796,626)**	**$68,150**	**($1,728,476)**
Total, net of profit sharing expense[4]	**$31,328**	**($1,118,998)**	**$2,404**	**($1,116,594)**

1. As of March 31, 2020, certain credit funds, certain private equity funds, and certain real asset funds had $7.4 million, $937.6 million, and $20.4 million, respectively, in general partner obligations to return previously distributed performance fees. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain credit funds, certain private equity funds and certain real asset funds was $87.7 million, $4,468.3 million and $77.7 million, respectively, as of March 31, 2020.
2. As of March 31, 2020, the remaining investments and escrow cash of Fund VIII, Fund VII, Fund VI, ANRP I and ANRP II were valued at 97%, 35%, 35%, 22% and 70% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future performance fee distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of March 31, 2020, Fund VII had $128.5 million of gross performance fees, or $73.2 million net of profit sharing, in escrow. As of March 31, 2020, Fund VI had $167.6 million of gross performance fees, or $112.4 million net of profit sharing, in escrow. As of March 31, 2020, ANRP I had $40.2 million of gross performance fees, or $26.0 million net of profit sharing, in escrow. As of March 31, 2020, ANRP II had $31.2 million of gross performance fees, or $19.3 million net of profit sharing, in escrow. With respect to Fund VII, Fund VI, ANRP II and ANRP I, realized performance fees currently distributed to the general partner are limited to potential tax distributions and interest on escrow balances per the funds' partnership agreements. Performance fees receivable as of March 31, 2020 and realized performance fees for 1Q'20 include interest earned on escrow balances that is not subject to contingent repayment.
3. Other includes certain SIAs.
4. There was a corresponding profit sharing payable of $341.0 million as of March 31, 2020, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $76.7 million.

APOLLO

21

Segment Results

Credit ($ in thousands)	1Q'19	2Q'19	3Q'19	4Q'19	1Q'20	1Q'19 LTM	1Q'20 LTM
Management fees	$182,742	$190,275	$198,867	$207,382	$208,229	$675,358	$804,753
Advisory and transaction fees, net	2,848	5,510	5,530	30,228	15,267	9,525	56,535
Performance fees[1]	661	9,261	6,449	4,739	2,404	23,776	22,853
Total Fee Related Revenues	**186,251**	**205,046**	**210,846**	**242,349**	**225,900**	**708,659**	**884,141**
Salary, bonus and benefits	(44,304)	(50,465)	(51,746)	(49,628)	(57,008)	(177,931)	(208,847)
General, administrative and other	(27,496)	(31,647)	(33,403)	(39,118)	(35,373)	(120,578)	(139,541)
Placement fees	305	(157)	(190)	(230)	(306)	(549)	(883)
Total Fee Related Expenses	**(71,495)**	**(82,269)**	**(85,339)**	**(88,976)**	**(92,687)**	**(299,058)**	**(349,271)**
Other income (loss), net of Non-Controlling Interest	(404)	1,968	(597)	(913)	(663)	(2,483)	(205)
Credit Fee Related Earnings	**$114,352**	**$124,745**	**$124,910**	**$152,460**	**$132,550**	**$407,118**	**$534,665**
Realized performance fees	3,327	18,030	3,530	144,724	25,861	45,352	192,145
Realized profit sharing expense	(3,518)	(7,877)	(1,674)	(80,606)	(25,557)	(36,763)	(115,714)
Net Realized Performance Fees	**(191)**	**10,153**	**1,856**	**64,118**	**304**	**8,589**	**76,431**
Realized principal investment income, net	3,049	7,909	5,845	(8,039)	1,374	17,968	7,089
Net interest loss and other	(4,386)	(4,656)	(6,106)	(6,849)	(17,114)	(14,487)	(34,725)
Credit Segment Distributable Earnings	**$112,824**	**$138,151**	**$126,505**	**$201,690**	**$117,114**	**$419,188**	**$583,460**

Private Equity ($ in thousands)	1Q'19	2Q'19	3Q'19	4Q'19	1Q'20	1Q'19 LTM	1Q'20 LTM
Management fees	$130,496	$129,638	$131,643	$131,417	$125,268	$525,401	$517,966
Advisory and transaction fees, net	16,136	20,257	10,655	24,276	20,343	95,083	75,531
Total Fee Related Revenues	**146,632**	**149,895**	**142,298**	**155,693**	**145,611**	**620,484**	**593,497**
Salary, bonus and benefits	(43,233)	(40,267)	(45,807)	(55,096)	(42,480)	(163,020)	(183,650)
General, administrative and other	(25,862)	(22,962)	(26,603)	(23,671)	(21,994)	(87,329)	(95,230)
Placement fees	135	(618)	(65)	(264)	(107)	(399)	(1,054)
Total Fee Related Expenses	**(68,960)**	**(63,847)**	**(72,475)**	**(79,031)**	**(64,581)**	**(250,748)**	**(279,934)**
Other income (loss), net	196	3,963	(135)	282	23	1,810	4,133
Private Equity Fee Related Earnings	**$77,868**	**$90,011**	**$69,688**	**$76,944**	**$81,053**	**$371,546**	**$317,696**
Realized performance fees	60,456	12,231	63,742	292,723	1,143	226,762	369,839
Realized profit sharing expense	(37,727)	(4,089)	(22,084)	(131,240)	(1,447)	(136,158)	(158,860)
Net Realized Performance Fees	**22,729**	**8,142**	**41,658**	**161,483**	**(304)**	**90,604**	**210,979**
Realized principal investment income, net	8,088	1,877	8,114	35,703	542	32,908	46,236
Net interest loss and other	(6,133)	(7,650)	(8,911)	(9,110)	(15,674)	(20,858)	(41,345)
Private Equity Segment Distributable Earnings	**$102,552**	**$92,380**	**$110,549**	**$265,020**	**$65,617**	**$474,200**	**$533,566**

Real Assets ($ in thousands)	1Q'19	2Q'19	3Q'19	4Q'19	1Q'20	1Q'19 LTM	1Q'20 LTM
Management fees	$45,385	$46,398	$47,862	$48,965	$48,871	$168,349	$192,096
Advisory and transaction fees, net	76	5,295	377	1,702	1,122	13,025	8,496
Total Fee Related Revenues	**45,461**	**51,693**	**48,239**	**50,667**	**49,993**	**181,374**	**200,592**
Salary, bonus and benefits	(18,188)	(19,537)	(19,306)	(25,739)	(24,533)	(73,205)	(89,115)
General, administrative and other	(9,675)	(8,547)	(10,734)	(13,286)	(10,986)	(40,042)	(43,553)
Placement fees	—	—	(1)	—	—	(407)	(1)
Total Fee Related Expenses	**(27,863)**	**(28,084)**	**(30,041)**	**(39,025)**	**(35,519)**	**(113,654)**	**(132,669)**
Other income (loss), net of Non-Controlling Interest	(62)	156	(6)	89	(21)	1,712	218
Real Assets Fee Related Earnings	**$17,536**	**$23,765**	**$18,192**	**$11,731**	**$14,453**	**$69,432**	**$68,141**
Realized performance fees	6	3,074	162	101	38,742	49,561	42,079
Realized profit sharing expense	106	(1,340)	(65)	(138)	(38,742)	(30,200)	(40,285)
Net Realized Performance Fees	**112**	**1,734**	**97**	**(37)**	**—**	**19,361**	**1,794**
Realized principal investment income, net	299	1,495	415	942	3,667	6,878	6,519
Net interest loss and other	(2,173)	(2,708)	(3,234)	(3,410)	(4,346)	(8,594)	(13,698)
Real Assets Segment Distributable Earnings	**$15,774**	**$24,286**	**$15,470**	**$9,226**	**$13,774**	**$87,077**	**$62,756**

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap.

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22

Stockholder Dividend

Generated $0.37 of Distributable Earnings per Share during the quarter

Apollo declared a quarterly dividend of $0.42 per share of Class A Common Stock to holders of record as of May 18, 2020, which is payable on May 29, 2020

($ in thousands, except per share data)	1Q'19	4Q'19	1Q'20	1Q'19 LTM	1Q'20 LTM
Segment Distributable Earnings	**$231,150**	**$475,936**	**$196,505**	**$980,465**	**$1,179,782**
Taxes and Related Payables	(14,636)	(11,891)	(22,193)	(47,653)	(69,857)
Preferred Dividends	(9,164)	(9,164)	(9,164)	(36,443)	(36,656)
Distributable Earnings	**$207,350**	**$454,881**	**$165,148**	**$896,369**	**$1,073,269**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	12,475	5,797	19,244	39,953	56,583
DE Before Certain Payables[1]	219,825	460,678	184,392	936,322	1,129,852
Percent to Common & Equivalents	51%	56%	54%	51%	54%
DE Before Other Payables Attributable to Common & Equivalents	112,111	257,980	99,572	477,524	616,853
Less: Taxes & Related Payables Attributable to Common & Equivalents	(12,475)	(5,797)	(19,244)	(39,953)	(56,583)
DE Attributable to Common & Equivalents[2]	**$99,636**	**$252,183**	**$80,328**	**$437,571**	**$560,270**
Per Share[3]	**$0.50**	**$1.10**	**$0.37**	**$2.16**	**$2.57**
Retained Capital per Share[3]	(0.04)	(0.21)	0.05	(0.25)	(0.26)
Net Dividend per Share[3]	**$0.46**	**$0.89**	**$0.42**	**$1.91**	**$2.31**
Payout Ratio	92%	81%	114%	88%	90%

1. DE Before Certain Payables represents Segment Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.
2. "Common & Equivalents" consists of total shares of Class A Common Stock outstanding and RSUs that participate in dividends.
3. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. LTM Per share amounts represent the sum of the last four quarters. See page 28 for the share reconciliation.

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23

Investment Records as of March 31, 2020

($ in millions)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Private Equity:										
Fund IX	2018	$24,216	$24,729	$4,171	$46	$4,171	$4,416	$4,462	NM[1]	NM[1]
Fund VIII	2013	15,587	18,377	15,910	9,460	11,103	11,606	21,066	11%	7%
Fund VII	2008	2,844	14,677	16,461	31,411	2,588	868	32,279	33	24
Fund VI	2006	647	10,136	12,457	21,126	405	9	21,135	12	9
Fund V	2001	261	3,742	5,192	12,721	120	2	12,723	61	44
Funds I, II, III, IV & MIA[2]	Various	13	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[3]		**$43,568**	**$78,981**	**$62,944**	**$92,164**	**$18,387**	**$16,901**	**$109,065**	**39%**	**24%**
ANRP II	2016	2,312	3,454	2,647	1,384	1,984	1,485	2,869	7	(2)
ANRP I	2012	329	1,323	1,149	1,011	618	116	1,127	(1)	(5)
AION	2013	660	826	689	325	459	551	876	12	5
Hybrid Value Fund	2019	3,253	3,238	1,095	66	1,056	1,084	1,150	NM[1]	NM[1]
Total Private Equity		**$50,122**	**$87,822**	**$68,524**	**$94,950**	**$22,504**	**$20,137**	**$115,087**		
Credit:										
FCI III	2017	$2,688	$1,906	$2,481	$1,117	$1,918	$2,006	$3,123	24%	18%
FCI II	2013	2,268	1,555	2,832	1,885	1,658	1,568	3,453	8	5
FCI I	2012	—	559	1,516	1,975	—	—	1,975	11	8
SCRF IV[6]	2017	1,883	2,502	4,229	2,096	2,201	1,512	3,608	(21)	(23)
SCRF III	2015	—	1,238	2,110	2,428	—	—	2,428	18	14
SCRF II	2012	—	104	467	528	—	—	528	15	12
SCRF I	2008	—	118	240	357	—	—	357	33	26
Accord III	2019	909	886	1,493	831	665	681	1,512	NM[1]	NM[1]
Accord II[12]	2018	257	781	801	821	—	—	821	17	12
Accord I[12]	2017	—	308	111	113	—	—	113	10	5
Total Credit		**$8,005**	**$9,957**	**$16,280**	**$12,151**	**$6,442**	**$5,767**	**$17,918**		
Real Assets:										
European Principal Finance Funds										
EPF III[4]	2017	$4,699	$4,487	$2,436	$982	$1,712	$2,060	$3,042	23%	11%
EPF II[4]	2012	1,371	3,424	3,378	4,267	703	628	4,895	14	8
EPF I[4]	2007	231	1,429	1,877	3,153	—	4	3,157	23	17
U.S. RE Fund II[5]	2016	1,154	1,243	865	478	619	713	1,191	16	12
U.S. RE Fund I[5]	2012	289	649	632	737	197	196	933	13	10
Asia RE Fund[5]	2017	644	719	432	206	278	331	537	15	9
Infrastructure Equity Fund	2018	1,095	897	800	207	660	809	1,016	NM[1]	NM[1]
Total Real Assets		**$9,483**	**$12,848**	**$10,420**	**$10,030**	**$4,169**	**$4,741**	**$14,771**		

Note: The funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

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Investment Records as of March 31, 2020 - Continued

Permanent Capital Vehicles

($ in millions)	IPO Year[8]	Total AUM	Total Returns[7] 1Q'20	1Q'19	FY'19
Credit:					
MidCap[9]	N/A	$9,212	(4%)	3%	17%
AIF	2013	304	(23)	9	19
AFT	2011	328	(22)	5	14
AINV/Other[10]	2004	4,992	(59)	26	57
Real Assets:					
ARI[11]	2009	7,183	(57%)	12%	21%
Total		**$22,019**			

Note: The above table summarizes the investment record for our Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation.

1. Data has not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and such information was deemed not meaningful.
2. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's Managing Partners and other investment professionals.
3. Total IRR is calculated based on total cash flows for all funds presented.
4. Includes funds denominated in Euros with historical figures translated into U.S. dollars at an exchange rate of €1.00 to $1.10 as of March 31, 2020.
5. U.S. RE Fund I, U.S. RE Fund II and Asia RE Fund had $153 million, $761 million and $376 million of co-investment commitments as of March 31, 2020, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.24 as of March 31, 2020.
6. Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments.
7. Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission.
8. An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange.
9. MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were (4%), 2% and 11% for 1Q'20, 1Q'19 and FY'19, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation.
10. All amounts are as of December 31, 2019 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Included within Total AUM of AINV/Other is $1.8 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Total returns exclude performance related to this AUM.
11. All amounts are as of December 31, 2019 except for total returns. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation.
12. Gross and Net IRR have been presented for these funds as they have a defined maturity date of less than 24 months and have substantially liquidated.

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25

Reconciliations and Disclosures

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	1Q'19	2Q'19	3Q'19	4Q'19	1Q'20	1Q'19 LTM	1Q'20 LTM
GAAP Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$139,893**	**$155,659**	**$354,106**	**$156,879**	**($1,005,382)**	**$160,500**	**($338,738)**
Preferred dividends	9,164	9,164	9,164	9,164	9,164	36,443	36,656
Net income (loss) attributable to Non-Controlling Interests in consolidated entities	8,662	5,143	7,083	9,616	(133,220)	34,331	(111,378)
Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group	157,848	172,195	150,741	182,362	(1,123,216)	212,892	(617,918)
GAAP Net Income (Loss)	**$315,567**	**$342,161**	**$521,094**	**$358,021**	**($2,252,654)**	**$444,166**	**($1,031,378)**
Income tax provision (benefit)	19,654	16,897	(231,896)	66,351	(295,853)	97,095	(444,501)
GAAP Income (Loss) Before Income Tax Provision (Benefit)	**$335,221**	**$359,058**	**$289,198**	**$424,372**	**($2,548,507)**	**$541,261**	**($1,475,879)**
Transaction related charges[1]	5,463	18,135	5,201	20,414	(21,399)	(2,020)	22,351
Charges associated with corporate conversion	—	10,006	6,994	4,987	1,064	—	23,051
(Gains) losses from changes in tax receivable agreement liability	—	—	38,575	11,732	—	(35,405)	50,307
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(8,662)	(5,143)	(7,083)	(9,616)	133,220	(34,331)	111,378
Unrealized performance fees	(184,383)	(129,679)	(183,208)	62,688	1,800,181	347,964	1,549,982
Unrealized profit sharing expense	75,762	40,799	61,098	29,933	(681,183)	(122,662)	(549,353)
Equity-based profit sharing expense and other[2]	20,962	20,675	22,203	32,368	34,488	97,449	109,734
Equity-based compensation	18,423	18,237	15,802	18,500	14,070	69,217	66,609
Unrealized principal investment (income) loss	(12,328)	(31,893)	(20,411)	(23,944)	201,570	13,772	125,322
Unrealized net (gains) losses from investment activities and other	(19,308)	(45,378)	24,155	(95,498)	1,263,001	105,220	1,146,280
Segment Distributable Earnings	**$231,150**	**$254,817**	**$252,524**	**$475,936**	**$196,505**	**$980,465**	**$1,179,782**
Taxes and related payables	(14,636)	(14,878)	(20,895)	(11,891)	(22,193)	(47,653)	(69,857)
Preferred dividends	(9,164)	(9,164)	(9,164)	(9,164)	(9,164)	(36,443)	(36,656)
Distributable Earnings	**$207,350**	**$230,775**	**$222,465**	**$454,881**	**$165,148**	**$896,369**	**$1,073,269**
Preferred dividends	9,164	9,164	9,164	9,164	9,164	36,443	36,656
Taxes and related payables	14,636	14,878	20,895	11,891	22,193	47,653	69,857
Realized performance fees	(63,789)	(33,335)	(67,434)	(437,548)	(65,746)	(321,675)	(604,063)
Realized profit sharing expense	41,139	13,306	23,823	211,984	65,746	203,121	314,859
Realized principal investment income, net	(11,436)	(11,281)	(14,374)	(28,606)	(5,583)	(57,754)	(59,844)
Net interest loss and other	12,692	15,014	18,251	19,369	37,134	43,939	89,768
Fee Related Earnings	**$209,756**	**$238,521**	**$212,790**	**$241,135**	**$228,056**	**$848,096**	**$920,502**

1. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions.
2. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are allocated by issuance of equity-based awards, rather than cash, to employees of Apollo. Equity-based profit sharing expense and other also includes non-cash expenses related to equity awards in unconsolidated related parties granted to employees of Apollo.

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27

Reconciliation of GAAP to Non-GAAP Financial Measures - Continued

Share Reconciliation	1Q'19	2Q'19	3Q'19	4Q'19	1Q'20
Total GAAP Class A Common Stock Outstanding	201,375,418	200,435,587	222,403,296	222,994,407	228,834,099
Non-GAAP Adjustments:					
Apollo Operating Group Units	202,245,561	202,245,561	180,361,308	180,111,308	204,028,327
Vested RSUs	328,788	269,726	216,552	2,349,618	244,240
Unvested RSUs Eligible for Dividend Equivalents	8,591,175	8,832,203	8,770,229	6,610,369	8,114,841
Distributable Earnings Shares Outstanding	**412,540,942**	**411,783,077**	**411,751,385**	**412,065,702**	**441,221,507**

Reconciliation of GAAP Net Income Per Share of Class A Common Stock to Non-GAAP Financial Per Share Measures

($ in thousands, except share data)	1Q'19	2Q'19	3Q'19	4Q'19	1Q'20
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$139,893**	**$155,659**	**$354,106**	**$156,879**	**($1,005,382)**
Dividends declared on Class A Common Stock	(113,345)	(92,201)	(100,355)	(111,485)	(205,602)
Dividend on participating securities	(4,959)	(4,115)	(4,450)	(4,364)	(7,247)
Earnings allocable to participating securities	(1,114)	(2,848)	(11,440)	(1,722)	—
Undistributed income (loss) attributable to Class A Common Stockholders: Basic	$20,475	$56,495	$237,861	$39,308	($1,218,231)
GAAP weighted average number of Class A Common Stock outstanding: Basic	200,832,323	199,578,950	205,797,643	221,863,632	226,757,519
GAAP Net Income (Loss) per share of Class A Common Stock under the Two-Class Method: Basic	**$0.67**	**$0.75**	**$1.64**	**$0.68**	**($4.47)**
Distributed Income	$0.56	$0.46	$0.50	$0.50	$0.89
Undistributed Income (Loss)	$0.11	$0.29	$1.14	$0.18	($5.36)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$139,893**	**$155,659**	**$354,106**	**$156,879**	**($1,005,382)**
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders to Income (Loss) Before Income Tax (Provision) Benefit Differences[1]	195,328	203,399	(64,908)	267,493	(1,543,125)
Income (Loss) Before Income Tax (Provision) Benefit	**$335,221**	**$359,058**	**$289,198**	**$424,372**	**($2,548,507)**
Income (Loss) Before Income Tax (Provision) Benefit to Segment Distributable Earnings Differences[1]	(104,071)	(104,241)	(36,674)	51,564	2,745,012
Segment Distributable Earnings	**$231,150**	**$254,817**	**$252,524**	**$475,936**	**$196,505**
Taxes and related payables	(14,636)	(14,878)	(20,895)	(11,891)	(22,193)
Preferred dividends	(9,164)	(9,164)	(9,164)	(9,164)	(9,164)
Distributable Earnings	**$207,350**	**$230,775**	**$222,465**	**$454,881**	**$165,148**
Distributable Earnings Shares Outstanding	412,540,942	411,783,077	411,751,385	412,065,702	441,221,507
Distributable Earnings per Share	$0.50	$0.56	$0.54	$1.10	$0.37
Distributable Earnings to Fee Related Earnings Differences[1]	2,406	7,746	(9,675)	(213,746)	62,908
Fee Related Earnings	**$209,756**	**$238,521**	**$212,790**	**$241,135**	**$228,056**
Distributable Earnings Shares Outstanding	412,540,942	411,783,077	411,751,385	412,065,702	441,221,507
Fee Related Earnings per Share	$0.51	$0.58	$0.52	$0.59	$0.52

1. See page 27 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders, Income (Loss) Before Income Tax (Provision) Benefit, Distributable Earnings and Fee Related Earnings.

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Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	1Q'19	2Q'19	3Q'19	4Q'19	1Q'20	1Q'19 LTM	1Q'20 LTM
Total Consolidated Revenues (GAAP)	**$677,777**	**$636,579**	**$702,721**	**$914,772**	**($1,469,086)**	**$1,603,939**	**$784,986**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(29,129)	(23,847)	(19,990)	(29,706)	(35,841)	(92,108)	(109,384)
Adjustments related to consolidated funds and VIEs	1,632	90	4,079	7,053	(1,451)	16,379	9,771
Performance fees[1]	(248,172)	(163,014)	(250,642)	(374,860)	1,734,435	26,289	945,919
Principal investment (income) loss	(23,764)	(43,174)	(34,785)	(68,550)	193,447	(43,982)	46,938
Total Fee Related Revenues	**$378,344**	**$406,634**	**$401,383**	**$448,709**	**$421,504**	**$1,510,517**	**$1,678,230**
Realized performance fees	63,789	33,335	67,434	437,548	65,746	321,675	604,063
Realized principal investment income, net and other	10,594	10,438	13,532	27,764	4,741	54,385	56,475
Total Segment Revenues	**$452,727**	**$450,407**	**$482,349**	**$914,021**	**$491,991**	**$1,886,577**	**$2,338,768**
Total Consolidated Expenses (GAAP)	**$378,017**	**$342,525**	**$371,372**	**$599,366**	**($328,434)**	**$1,066,081**	**$984,829**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(28,842)	(23,865)	(20,563)	(30,022)	(32,211)	(92,831)	(106,661)
Reclassification of interest expense	(19,108)	(23,302)	(27,833)	(28,126)	(31,242)	(64,685)	(110,503)
Transaction-related charges	(5,463)	(18,135)	(5,201)	(20,414)	21,399	2,020	(22,351)
Charges associated with corporate conversion	—	(10,006)	(6,994)	(4,987)	(1,064)	—	(23,051)
Equity-based compensation	(18,423)	(18,237)	(15,802)	(18,500)	(14,070)	(69,217)	(66,609)
Total profit sharing expense[2]	(137,863)	(74,780)	(107,124)	(274,285)	580,949	(177,908)	124,760
Dividend compensation program expense	—	—	—	(16,000)	(2,540)	—	(18,540)
Total Fee Related Expenses	**$168,318**	**$174,200**	**$187,855**	**$207,032**	**$192,787**	**$663,460**	**$761,874**
Realized profit sharing expense	41,139	13,306	23,823	211,984	65,746	203,121	314,859
Total Segment Expenses	**$209,457**	**$187,506**	**$211,678**	**$419,016**	**$258,533**	**$866,581**	**$1,076,733**
Total Consolidated Other Income (Loss) (GAAP)	**$35,461**	**$65,004**	**($42,151)**	**$108,966**	**($1,407,855)**	**$3,403**	**($1,276,036)**
Adjustments related to consolidated funds and VIEs	(9,134)	(4,367)	(10,338)	(14,768)	135,276	(46,767)	105,803
(Gain) loss change in tax receivable agreement liability	—	—	38,575	11,732	—	(35,405)	50,307
Net (gains) losses from investment activities	(18,825)	(45,053)	19,783	(94,022)	1,264,244	100,464	1,144,952
Interest income and other, net of Non-Controlling Interest	(7,772)	(9,497)	(6,607)	(12,450)	7,674	(20,656)	(20,880)
Other Income (Loss), net of Non-Controlling Interest	**(270)**	**6,087**	**(738)**	**(542)**	**(661)**	**1,039**	**4,146**
Net interest loss and other	(11,850)	(14,171)	(17,409)	(18,527)	(36,292)	(40,570)	(86,399)
Total Segment Other Loss	**($12,120)**	**($8,084)**	**($18,147)**	**($19,069)**	**($36,953)**	**($39,531)**	**($82,253)**

1. Excludes certain performance fees related to business development companies, Redding Ridge Holdings and MidCap.
2. Includes unrealized profit sharing expense, realized profit sharing expense, and equity-based profit sharing expense and other.

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29

Total Segment Revenues, Expenses and Other Income (Loss)

The following table sets forth Apollo's total segment revenues for the combined segments

($ in thousands)	1Q'19	2Q'19	3Q'19	4Q'19	1Q'20	1Q'19 LTM	1Q'20 LTM
Management fees	$358,623	$366,311	$378,372	$387,764	$382,368	$1,369,108	$1,514,815
Advisory and transaction fees, net	19,060	31,062	16,562	56,206	36,732	117,633	140,562
Performance fees[1]	661	9,261	6,449	4,739	2,404	23,776	22,853
Total Fee Related Revenues	**378,344**	**406,634**	**401,383**	**448,709**	**421,504**	**1,510,517**	**1,678,230**
Realized performance fees	63,789	33,335	67,434	437,548	65,746	321,675	604,063
Realized principal investment income. net and other	10,594	10,438	13,532	27,764	4,741	54,385	56,475
Total Segment Revenues	**$452,727**	**$450,407**	**$482,349**	**$914,021**	**$491,991**	**$1,886,577**	**$2,338,768**

The following table sets forth Apollo's total segment expenses for the combined segments

($ in thousands)	1Q'19	2Q'19	3Q'19	4Q'19	1Q'20	1Q'19 LTM	1Q'20 LTM
Salary, bonus and benefits	$105,725	$110,269	$116,859	$130,463	$124,021	$414,156	$481,612
General, administrative and other	63,033	63,156	70,740	76,075	68,353	247,949	278,324
Placement fees	(440)	775	256	494	413	1,355	1,938
Total Fee Related Expenses	**168,318**	**174,200**	**187,855**	**207,032**	**192,787**	**663,460**	**761,874**
Realized profit sharing expense	41,139	13,306	23,823	211,984	65,746	203,121	314,859
Total Segment Expenses	**$209,457**	**$187,506**	**$211,678**	**$419,016**	**$258,533**	**$866,581**	**$1,076,733**

The following table sets forth Apollo's total segment other income for the combined segments

($ in thousands)	1Q'19	2Q'19	3Q'19	4Q'19	1Q'20	1Q'19 LTM	1Q'20 LTM
Other income, net	$334	$6,731	$144	$479	$133	$5,436	$7,487
Non-Controlling Interest	(604)	(644)	(882)	(1,021)	(794)	(4,397)	(3,341)
Other Income (Loss), net of Non-Controlling Interest	**(270)**	**6,087**	**(738)**	**(542)**	**(661)**	**1,039**	**4,146**
Net interest loss and other	(11,850)	(14,171)	(17,409)	(18,527)	(36,292)	(40,570)	(86,399)
Total Segment Other Loss	**($12,120)**	**($8,084)**	**($18,147)**	**($19,069)**	**($36,953)**	**($39,531)**	**($82,253)**

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap.

APOLLO

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Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): • “Segment Distributable Earnings”, or “Segment DE”, is the key performance measure used by management in evaluating the performance of Apollo’s credit, private equity and real assets segments. Management uses Segment DE to make key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and • Decisions related to the amount of earnings available for dividends to Class A Common Stockholders, holders of RSUs that participate in dividends and holders of AOG Units. Segment DE is the sum of (i) total management fees and advisory and transaction fees, (ii) other income (loss), (iii) realized performance fees, excluding realizations received in the form of shares and (iv) realized investment income, net which includes dividends from our permanent capital vehicles, net of amounts to be distributed to certain employees as part of a dividend compensation program, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit sharing expense, and (z) non-compensation expenses. Segment DE represents the amount of Apollo’s net realized earnings, excluding the effects of the consolidation of any of the related funds, Taxes and Related Payables, transaction-related charges and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, Segment DE excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. • “Distributable Earnings” or “DE” represents Segment DE less estimated current corporate, local and non-U.S. taxes as well as the current payable under Apollo’s tax receivable agreement. DE is net of preferred dividends, if any, to the Series A and Series B Preferred Stockholders. DE excludes the impacts of the remeasurement of deferred tax assets and liabilities which arises from changes in estimated future tax rates. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. Management believes that excluding the remeasurement of the tax receivable agreement and deferred taxes from Segment DE and DE, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable agreement and deferred taxes are estimates that may change due to changes in interpretations of tax law. • “Fee Related Earnings”, or “FRE”, is derived from our segment reported results and refers to a component of DE that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) performance fees related to business development companies, Redding Ridge Holdings, and MidCap and (iv) other income, net, less (x) salary, bonus and benefits, excluding equity-based compensation (y) other associated operating expenses and (z) non-controlling interests in the management companies of certain funds the Company manages. 31

Non-GAAP Financial Information & Definitions Cont’d • “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the net asset value, (“NAV”) plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain permanent capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; ii) the fair value of the investments of the private equity and real assets funds, partnerships and accounts we manage or advise, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; for certain permanent capital vehicles in real assets, gross asset value plus available financing capacity; iii) the gross asset value associated with the reinsurance investments of the portfolio company assets we manage or advise; and iv) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either nominal or zero fees. Our AUM measure also includes assets for which we do not have investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital deployed and Dry powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” or “FGAUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. 32

Non-GAAP Financial Information & Definitions Cont’d • “Athene Holding” refers to Athene Holding Ltd. (together with its subsidiaries, “Athene”), a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs, and to which Apollo, through its consolidated subsidiary Apollo Insurance Solutions Group LLC (formerly known as Athene Asset Management LLC) (“ISG”), provides asset management and advisory services • “Athora” refers to a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”). The Company, through “ISGI” provides investment advisory services to Athora. Athora Non-Sub-Advised Assets includes the Athora assets which are managed by Apollo but not sub-advised by Apollo nor invested in Apollo funds or investment vehicles. Athora Sub-Advised includes assets which the Company explicitly sub-advises as well as those assets in the Athora Accounts which are invested directly in funds and investment vehicles Apollo manages. • “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP (“AAME PC”), a wholly-owned subsidiary of Apollo Asset Management Europe LLP (“AAME”). AAME PC and AAME are subsidiaries of Apollo and are collectively referred to herein as “ISGI”. • “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our commitment based funds and (ii) SIAs that have a defined maturity date. • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding”, consists of total shares of Class A Common Stock outstanding, Apollo Operating Group Units and RSUs that participate in dividends. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share. • “Dry powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses. • “Gross IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on March 31, 2020 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  • “Gross IRR” of a real assets fund excluding the principal finance funds represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on March 31, 2020 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a credit or real assets fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for credit funds are calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where we manage or may manage a significant portion of the total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the credit, private equity and real assets segments. • “Net IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of a private equity fund means the Gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 33

Non-GAAP Financial Information & Definitions Cont’d • “Net IRR” of a real assets fund excluding the principal finance funds represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of March 31, 2020 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net Return” of a credit or real assets fund represents the Gross Return after management fees, performance fees allocated to the general partner, or other fees and expenses. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene or Athora Holding Ltd. (“Athora Holding” and together with its subsidiaries, “Athora”), (b) assets that are owned by or related to MidCap FinCo Designated Activity Company (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between each of MidCap and Apollo, Athene and Apollo and Athora and Apollo, may also be terminated under certain circumstances. The agreement pursuant to which Apollo earns certain investment-related service fees from a non-traded business development company may be terminated under certain limited circumstances. • “Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-IX), ANRP I, II & III, Apollo Special Situations Fund, L.P., AION Capital Partners Limited (“AION”) and Apollo Hybrid Value Fund, L.P. for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves and excludes amounts, if any, invested on a financed basis with leverage facilities. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include payments in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year in which a fund’s investment period commences pursuant to its governing agreements. 34

Forward-Looking Statements Effective September 5, 2019, Apollo Global Management, Inc. converted from a Delaware limited liability company named Apollo Global Management, LLC (“AGM LLC”) to a Delaware corporation named Apollo Global Management, Inc. (“AGM Inc.” and such conversion, the “Conversion”). This presentation includes the results for AGM LLC prior to the Conversion and the results for AGM Inc. following the Conversion. In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to (a) Apollo Global Management, Inc. and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries, following the Conversion and (b) AGM LLC and its subsidiaries, Apollo Operating Group and all of its subsidiaries, prior to the Conversion, or as the context may otherwise require. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward- looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, the impact of COVID-19, the impact of energy market dislocation, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. While we are unable to accurately predict the full impact that COVID-19 will have on our results from operations, financial condition, liquidity and cash flows due to numerous uncertainties, including the duration and severity of the pandemic and containment measures, our compliance with these measures has impacted our day-to-day operations and could disrupt our business and operations, as well as that of the Apollo funds and their portfolio companies, for an indefinite period of time. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2020 and current report on Form 8-K filed with the SEC on May 1, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 35